Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Amendment No. 109 to the registration statement on Form N-1A (File No. 811-07142) for the Pyxis Natural Resources Fund, a series of Pyxis Funds II.

/s/ KPMG LLP

Boston, Massachusetts

January 28, 2013